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                      ARTICLES OF INCORPORATION
                                 OF
                     EXHAUST TECHNOLOGIES, INC.

          The undersigned, acting as incorporator of a corporation under the Washington Business Corporation Act adopts the following Articles of Incorporation for such Corporation.

                              ARTICLE I
                         NAME OF CORPORATION

          The name of the Corporation shall be:

                     EXHAUST TECHNOLOGIES, INC.

                             ARTICLE II
                       DURATION OF CORPORATION

          The period of duration of the Corporation shall be perpetual.

                             ARTICLE III
                        CORPORATION PURPOSES

          The purpose or purposes for which the Corporation is organized are:

Section 1.

          To engage in the business of developing, manufacturing and marketing exhaust systems.

Section 2.

          In general, to carry on any lawful business whatsoever in connection with the foregoing which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties.

Section 3.

          To engage in and carry on any lawful business or trade, regardless of whether or not said business or trade is directly or indirectly related to the business referred to in Section 1 of the
Article III and to exercise all powers granted to a corporation formed under the Washington Business Corporation Act, including any amendments thereto or successor statutes that may hereinafter be enacted.










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                             ARTICLE IV
                           CAPITALIZATION

          The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock having a par value of $0.00001 per share. There shall be no other class or shares of stock in the Corporation. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer and dispose of its own shares, to the extent of both its unrestricted and unreserved capital surplus.

                              ARTICLE V
                        NO PREEMPTIVE RIGHTS

          Shareholders shall have no preemptive rights to acquire additional shares offered for sale by the corporation.

                             ARTICLE VI
                        NO CUMULATIVE VOTING

          Each shareholder entitled to vote at any election for Director shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, and no shareholder shall be entitled to cumulate his votes.

                             ARTICLE VII
                         GENERAL PROVISIONS

Section 1.

          The Board of Directors shall have full power to adopt, alter, amend, or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend, or repeal the Bylaws.

Section 2.

          The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statue. All rights of shareholders of the Corporation are granted subject to this reservation.












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Section 3.

          The Corporation may enter into contracts and otherwise transact business as a vendor, purchaser, or otherwise, with its Directors, Officers, and shareholders and with corporations, associations, firms and entities in which they are or may be or become interested as Directors, Officers, shareholders, members, or otherwise, as freely as though such adverse interests did not exist, even though the vote, action or presence of such Director, Officer or shareholder may be necessary to obligate the corporation upon such contracts or transactions; and in the absence of fraud, no such Director, Officer or shareholder shall be held liable to account to the Corporation, by reason of such adverse interest or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that in the case of Directors and Officers of the Corporation (but not in the case of shareholders who are not Directors or Officers), the nature of the interest of such Director or Officer, though not necessarily the details or extent thereof, be disclosed or known to the Board of Directors of the Corporation, at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a Director or Officer of the Corporation is interested in any corporation, association, firm, or entity shall be sufficient disclosure as to such Director or Officer with respect to all contracts and transactions with that corporation, association, firm, or entity.

                            ARTICLE VIII
                    REGISTERED OFFICE AND ADDRESS

          The address of the initial registered office of the Corporation is 601 West First Avenue, Suite 503, Spokane, Washington 99201 and the name of the initial registered agent at said address is Conrad C. Lysiak.

                            ARTICLE IX
                        BOARD OF DIRECTORS

Section 1.

          The number, qualifications, terms of office, manner of election, time and place of meetings, and powers and duties of the Directors shall be prescribed in the Bylaws.











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Section 2.

          A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a Director, except for:

               (a) Acts or omissions involving intentional misconduct by the Director or a knowing violation of law by the Director;

               (b) Conduct violating RCW 23B.08.310 (which involves certain distributions by the Corporation); or

               (c) Any transaction from which the Director will personally receive a benefit in money, property, or services to which the Director is not legally entitled.

          If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation with respect to any acts or omissions of such Director occurring prior to such repeal or modification.

                             ARTICLE X
                          INDEMNIFICATION

Section 1.

          The Corporation shall indemnify its Directors and Officers to the fullest extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of:

               (a) Acts or omissions of the Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

               (b) Conduct of the Director or Officer finally adjudged to be in violation of RCW 23B.08.310; or,










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               (c)  Any transaction with respect to which it was
          finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director was not legally entitled.

          The Corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate
Directors' resolution or contract.

Section 2.

          The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. The Corporation is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts, or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

Section 3.

          No amendment or repeal of this Articles shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                              ARTICLE XI
                             INCORPORATOR

          The name and address of each incorporator is:

     Name                          Address

     Conrad C.  Lysiak             601 West First Avenue
                                   Suite 503
                                   Spokane, Washington   99201

          IN WITNESS WHEREOF, the incorporator hereinabove named has executed these Articles of Incorporation this 20th day of July, 1998.

                              /s/ Conrad C. Lysiak
                              Conrad C.  Lysiak, Incorporator










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              CONSENT TO APPOINTMENT AS REGISTERED AGENT

          I, Conrad C. Lysiak, hereby consent to serve as Registered Agent in the State of Washington for the following Corporation:

                      EXHAUST TECHNOLOGIES, INC.

          I understand that, as agent for the Corporation, it will be my responsibility to receive service of process in the name of the Corporation; to forward all mail to the Corporation; and, to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the Corporation for which I am agent.

          Dated this 20th day of July, 1998.



                              /s/ Conrad C. Lysiak
                              Conrad C.  Lysiak
                              601 West First Avenue
                              Suite 503
                              Spokane, Washington   99201
                              (509) 624-1475